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                                            Filed Pursuant to Rule 424(b)(3)
                                                  Registration No. 333-44441


                              PROSPECTUS SUPPLEMENT
                              Dated January 25, 1999
                     to the Prospectus dated January 29, 1998

                           MACK-CALI REALTY CORPORATION


     Mack-Cali Realty Corporation (the "Company") has prepared this Prospectus Supplement to update certain information included in the Company's Prospectus dated January 29, 1998 relating to 2,316,201 shares of common stock, par value $0.01 per share (the "Common Stock") of the Company.

     The following shares of Common Stock included in the Prospectus are subject to pledge and security agreements in favor of Prudential Securities Incorporated ("Prudential"): 516,322 shares of Common Stock held by Robert F. Weinberg; 516,322 shares of Common Stock held by Martin S. Berger; 99,400 shares of Common Stock held by Brad W. Berger; 102,280 shares of Common Stock held by Timothy M. Jones; 5,210 shares of Common Stock held by MSB
Management, Inc.; and 5,210 shares of Common Stock held by RFW Management, Inc. Following a transfer of such shares to Prudential pursuant to such pledge and security agreements, such shares may be sold by Prudential pursuant to the Prospectus.